Exhibit 5.1

Jones Lang LaSalle Incorporated

200 East Randolph Drive

Chicago, Illinois 60601

June 9, 2017

Jones Lang LaSalle Incorporated

200 East Randolph Drive

Chicago, Illinois 60601

Ladies and Gentlemen,

As Executive Vice President, Global General Counsel, and Corporate Secretary of Jones Lang LaSalle Incorporated (“JLL”), I have acted as counsel to JLL in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 1,515,418 shares of JLL’s common stock under the Jones Lang LaSalle Incorporated 2017 Stock Award and Incentive Plan (the “Plan”).

In connection with this opinion, I have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. I have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.         JLL’s Articles of Restatement, as currently in effect;

2.         JLL’s Second Amended and Restated Bylaws, as currently in effect;

3.         The Plan and forms of award agreements under the Plan;

4.         Records of proceedings and actions of the Board of Directors of JLL (the “Board of Directors”) and the shareholders of JLL relating to the Plan;

5.         A form of specimen certificate representing the Common Stock; and

6.         Such other instruments, documents, statements and records of JLL and others as I have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

Based upon and subject to the foregoing, I am of the opinion that the shares of JLL common stock have been duly authorized by requisite corporate action by JLL, and, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this legal opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Mark J. Ohringer
Mark J. Ohringer, Esq.
Global General Counsel